UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2014 (March 26, 2014)

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 26, 2014, Caesars Acquisition Company (“CAC”) announced that Caesars Growth Properties Holdings, LLC (the “Borrower” or “CGPH”), a joint venture between CAC and Caesars Entertainment Corporation (“CEC”) launched the syndication of $1,325.0 million of new senior secured credit facilities (the “Senior Facilities”), consisting of a $1,175.0 million term loan facility and a $150.0 million revolving credit facility. The proceeds of the Senior Facilities will be used, among other things, to finance the previously announced acquisition by Caesars Growth Partners, LLC (“Caesars Growth Partners” or “CGP”), the indirect parent of the Borrower, of Bally’s Las Vegas, The Cromwell, The Quad and Harrah’s New Orleans from Caesars Entertainment Operating Company, Inc. (“CEOC”) and its subsidiaries for an aggregate purchase price of US$2.0 billion, less assumed debt.

Item 8.01 Other Events.

On March 1, 2014, Caesars Entertainment entered into a Transaction Agreement (the “Transaction Agreement”) by and among CEC, CEOC, Caesars License Company, LLC (“CLC”), Harrah’s New Orleans Management Company (“HNOMC”), Corner Investment Company, LLC (“CIC”), 3535 LV Corp. (“3535 LV”), Parball Corporation (“Parball”), JCC Holding Company II, LLC (“JCC Holding”), CAC and Caesars Growth Partners. The Transaction Agreement was fully negotiated by and between a Special Committee of CEC’s Board of Directors (the “CEC Special Committee”) and a Special Committee of CAC’s Board of Directors (the “CAC Special Committee”), each comprised solely of independent directors, and was recommended by both committees and approved by the Boards of Directors of CEC and CAC. The CEC Special Committee and the CAC Special Committee each was advised by its own legal and financial advisors. The CEC Special Committee, the CAC Special Committee and the Boards of Directors of CEC and CAC each received fairness opinions from firms with experience in valuation matters, which stated that, based upon and subject to (and in reliance on) the assumptions made, matters considered and limits of such review, in each case as set forth in the opinions, the Purchase Price (as defined below) was fair from a financial point of view to CEC and Caesars Growth Partners, respectively.

Pursuant to the terms of the Transaction Agreement, Caesars Growth Partners (or one or more of its designated direct or indirect subsidiaries) agreed to acquire from CEOC or one or more of its affiliates, (i) The Cromwell (f/k/a Bill’s Gamblin’ Hall & Saloon), The Quad Resort & Casino (“The Quad”), Bally’s Las Vegas and Harrah’s New Orleans (each a “Property” and collectively, the “Properties”), (ii) 50% of the ongoing management fees and any termination fees payable under the Property Management Agreements to be entered between a Property Manager (as defined below) and the owners of each of the Properties (the “Property Management Agreements”); and (iii) certain intellectual property that is specific to each of the Properties (together with the transactions described in (i) and (ii) above, the “Transaction”) for an aggregate purchase price of US $2.0 billion (the “Purchase Price”), less outstanding debt to be assumed in the Transaction, and also subject to various pre-closing and post-closing adjustments in accordance with the terms of the Transaction Agreement.

The Transaction is subject to certain closing conditions, including the receipt of gaming and other required governmental approvals, accuracy of representations and warranties, compliance with covenants and receipt by CEC and the CEC Special Committee of certain opinions with respect to CEOC. In addition, the consummation of the Transaction by CAC is subject to CAC’s receipt of financing on terms and conditions satisfactory to CAC and Caesars Growth Partners. See the Current Report on Form 8-K filed with the SEC on March 3, 2014 for further details.

On March 21, 2014 CEC, CEOC, Caesars Entertainment Resort Properties, LLC (“CERP”), CAC and Caesars Growth Partners received a letter (the “Letter”) from a law firm acting on behalf of unnamed clients who claim to hold Second-Priority Secured Notes of CEOC, alleging, among other things, that CEOC is insolvent and that CEOC’s owners improperly transferred or seek to transfer valuable assets of CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, Caesars Acquisition Company and Caesars Growth Partners, which, among other things, provide for the asset transfers from subsidiaries of CEOC to Caesars Growth Partners of the Planet Hollywood casino and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to CERP of Octavius Tower and Project Linq that was consummated in 2013 ((a) and (b) collectively, the “2013 Transactions”); and (c) the contemplated transfers by CEOC to Caesars Growth Partners of The Cromwell, The Quad, Bally’s Las Vegas and Harrah’s New Orleans (the “Contemplated Transaction”). The Letter does not identity the holders or specify the amount of Second-Priority Secured Notes or other securities that they may hold. The Letter includes allegations that these transactions constitute or will constitute voidable fraudulent transfers and represent breaches of alleged fiduciary duties owed to CEOC creditors and that certain disclosures concerning the transactions were inadequate. The Letter demands, among other things, that the transactions be rescinded or terminated, as would be applicable.

CGP strongly believes there is no merit to the Letter’s allegations and will defend itself vigorously and seek appropriate relief should any action be brought. If a court were to order rescission of the 2013 CGP Transaction or enjoin consummation of the Contemplated Transaction, CGP and CGPH may have to return the Properties and/or the assets transferred to CGP in the 2013 CGP Transaction or their value to CEC or CEOC, be forced to pay additional amounts therefor, or to take other actions ordered by the court. In addition, if the Contemplated Transaction were consummated and a court were to find that those transfers were improper, that could trigger a default under CGPH’s credit facilities and notes and a court could fashion a number of remedies, including declaring that the liens on the returned assets securing CGPH’s credit facilities and the notes are not valid or enforceable, or that they may be equitably subordinated or otherwise impaired. These consequences could have a material adverse effect on CGP’s and CGPH’s business, financial condition, results of operations and prospects and on the ability of lenders and noteholders to recover on claims under the credit facilities and the notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: March 26, 2014	By:	/s/ CRAIG J. ABRAHAMS
Name: Craig Abrahams
Title: Chief Financial Officer and Secretary